UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

Motricity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
601 108th Avenue Northeast
Suite 900
Bellevue, WA 98004

(Address of Principal Executive Offices, including Zip Code)
(425) 957-6200
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.
On May 29, 2012, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Motricity, Inc. (the “Company”) approved the Amended and Restated Executive Officer Severance/Change in Control Plan effective May 30, 2012. Executive officers other than the chief executive officer are eligible to participate in the plan if so designated by the Compensation Committee. Under the plan as amended, any executive who participates in the plan who is terminated by the Company without cause will receive six months of continued base salary payments, and any executive who participates in the plan who is terminated by the Company without cause or by the executive for good reason within 12 months from a change in control will receive six months of continued base salary payments and accelerated vesting as to 75% of any then unvested options, restricted stock or performance stock units.
Further, on May 29, 2012, the Compensation Committee adopted a revised form of stock option agreement for the Company's named executive officers, which provides that any stock options issued to the named executive officers will vest as follows: (i) twenty-five percent (25%) of the shares subject to an option will vest in four (4) equal tranches on each anniversary of the vesting commencement date (i.e., 6.25%); and (ii) the remaining seventy-five percent (75%) of the shares subject to the option will vest on the third (3rd) anniversary of the applicable vesting commencement date, subject to the achievement of specified performance targets: thirty-three percent (33%) of seventy-five percent (75%) of the shares of our common stock subject to the option must achieve a specified target price; thirty-three percent (33%) of seventy-five percent (75%) of the shares of our common stock subject to the option must achieve a specified target price; and (iii) thirty-three percent (33%) of seventy-five percent (75%) of the shares of our common stock subject to the option must achieve a specified target price. The target price of our common stock will be determined based upon the average of the closing prices of our shares of common stock on a nationally recognized securities exchange over a ninety (90) day period.
The foregoing descriptions of the Amended and Restated Executive Officer Severance/Change in Control Plan and the revised form of stock option agreement for our named executive officers do not purport to be complete and are qualified in their entirety by the Amended and Restated Executive Officer Severance/Change in Control Plan and the Form of Stock Option Agreement for Named Executive Officers filed as Exhibits 10.1 and 10.2 hereto, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Executive Officer Severance/Change in Control Plan
10.2	2012 Form of Named Executive Officer Option Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

May 31, 2012	By:	/s/ James R. Smith, Jr.
(Date)		James R. Smith, Jr. Interim Chief Executive Officer